Exhibit 99.2

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EST, on February 28, 2018.

Vote by Internet • Go to www.investorvote.com/CSBK • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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A	Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

		For	Against	Abstain		For	Against	Abstain

1.	Approval of the Agreement and Plan of Merger, dated as of November 1, 2017 (the “Merger Agreement”), by and between Kearny Financial Corp. and Clifton Bancorp Inc. and the merger of Clifton Bancorp Inc. into Kearny Financial Corp.	☐	☐	☐	2. Approval of a non-binding, advisory proposal to approve the compensation certain executive officers of Clifton Bancorp Inc. may receive if the Merger Agreement is consummated.	☐	☐	☐

3.	Approval of an adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Mark here if you no longer wish to receive paper special meeting materials and instead view them online.	☐	Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IMPORTANT SPECIAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 1, 2018.

THE JOINT PROXY STATEMENT/PROSPECTUS IS AVAILABLE AT:

www.investorvote.com/csbk

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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REVOCABLE PROXY — CLIFTON BANCORP INC.

SPECIAL MEETING OF STOCKHOLDERS

MARCH 1, 2018

9:30 A.M., EST

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles J. Pivirotto and Michael Lesler, each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Stockholders, to be held on March 1, 2018, at 9:30 am at the Saddle Brook Marriott, 138 New Pehle Avenue, Saddle Brook, NJ, 07663 with all of the powers the undersigned would possess if personally present at such meeting, as indicated on this proxy.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxy holders will have authority to vote FOR the approval of the Agreement and Plan of Merger, FOR the approval of the non-binding advisory proposal to approve compensation of certain executive officers and FOR the approval of an adjournment of the special meeting, if necessary, to solicit additional proxies.

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.